Exhibit 10.22
TLG ACQUISITION FOUNDER LLC
September 21, 2023
Electriq Power Holdings, Inc.
625 North Flagler Drive, Suite 1003
West Palm Beach, FL 33401
Attention: Jim Van Hoof
Frank:
As you know, Amendment No. 1 to the Sponsor Agreement which was signed in June 2023 (the “Amendment”) was intended to memorialize our agreement relating to, among other things, the conversion of Company operating expenses funded by us, the Company Sponsor, through the closing of the business combination between Electriq Power Holdings, Inc. F/K/A TLG Acquisition One Corp., Eagle Merger Corp., and Electriq Power, Inc., as reflected in the agreed term sheet that was approved by our respective Boards of Directors. Although the conversion, and related disclosure, made at closing was based on the full amount of the operating expenses, it appears that the language of the Amendment only provided for the conversion of amounts borrowed by the Company from the Sponsor under the Second Amended and Restated Promissory Note (the “Parent Borrowings”) and not the full amount of the Company operating expenses funded by us.
This letter serves as an acknowledgement by the Company and Sponsor that the full amount of the Company’s operating expenses funded by Sponsor through the closing, which amount totaled $[9.1] million as of the closing (the “Closing Operating Expenses”) and not solely the Parent Borrowings, was intended to be, and was, converted into 756,635 shares of Company common stock, 378,318 shares of Company preferred stock and 1,000,000 warrants at closing (collectively, the “Company Securities”), as disclosed in the Company’s current report on Form 8-K filed on August 4, 2023.
Upon execution of this letter, the Sponsor Agreement will be deemed to be amended to correctly reflect the agreement of the parties to convert the Closing Operating Expenses (and not solely the Parent Borrowings) into the Company Securities at closing.
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Please sign below confirming that letter reflects our understanding as set forth herein.

Very truly yours,

TLG ACQUISITION FOUNDER LLC

By:	/s/ Mike Lawrie
Name: Mike Lawrie
Title: Chairman

ACKNOWLEDGED ON
THE DATE FIRST WRITTEN ABOVE:

ELECTRIQ POWER HOLDINGS, INC.

By:	/s/ Frank Magnotti
Name: Frank Magnotti
Title: Chief Executive Officer